Exhibit 99.1

Vanguard Natural Resources, LLC Announces Closing of Permian Basin Acquisition

HOUSTON--(BUSINESS WIRE)--Vanguard Natural Resources, LLC (NYSE Arca:VNR)(“Vanguard” or “Company”) today announced it has consummated its previously announced acquisition of oil and natural gas producing properties from Apache Corporation (NYSE, Nasdaq: APA) for an adjusted purchase price of $73.4 million, subject to customary post-closing adjustments. The effective date of the acquisition was October 1, 2007.

The acquired properties are all located in the Permian Basin of West Texas and Southeast New Mexico, and include:

  Estimated proved reserves of 4.4 MMboe
  90% proved developed
  83% oil
  Reserve to production ration of approximately 15 years
  Approximately 800 BOEPD of net daily production

Scott W. Smith, President and Chief Executive Officer, commented, “We are excited to get this first major acquisition closed and are looking forward to building upon this asset base by expanding our interests in the Permian Basin. As part of this transaction, we have assumed oil hedges covering approximately 90% of the estimated proved developed producing oil reserves through 2011 at a weighted average price of $87.29. This hedging strategy ensures a stable cash flow from these assets and we intend to recommend an increase in the quarterly distribution rate at our next Board meeting at the end of February.”

This acquisition was funded with borrowings under Vanguard’s existing credit facility. After consideration of this acquisition, borrowings under the credit facility total $100.5 million. In conjunction with this new borrowing, the Company entered into interest rate swaps which effectively fix the LIBOR rate at 3.0% on $30 million of borrowings. The Company had entered into an interest rate swap in December which fixed the LIBOR rate at 3.875% on $20 million of its borrowings which results in a weighted average LIBOR rate of 3.35% on $50 million of borrowings. Depending on the percent utilization of its borrowing base, an additional margin of between 1.0% and 1.75% is added to the LIBOR rate to arrive at the Company’s entire interest rate cost.

Vanguard will be paying its first quarterly distribution to holders of record as of February 7, 2008 on February 14, 2008. It is important to note that the initial quarterly distribution rate of $.425 per unit ($1.70 annually) will be pro-rated from the closing of the initial public offering on October 29, 2007 through December 31, 2007, which results in a distribution of $0.291 per unit.

Vanguard Natural Resources, LLC is a partnership focused on acquiring, producing and developing oil and natural gas properties.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans, and statements with respect to future distributions. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:
Vanguard Natural Resources, LLC
Investor Relations:
EVP and CFO
Richard Robert, 832-327-2258
investorrelations@vnrllc.com